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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                     PROFESSIONAL VETERINARY PRODUCTS, LTD.
             (Exact name of registrant as specified in its charter)

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
                 Nebraska                          5047                   37-1119387
   (State or other jurisdiction of     (Primary Standard Industrial    (IRS Employer
   Incorporation or organization)       Classification Code Number)    Identification No.)
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                            10077 South 134th Street
                              Omaha, Nebraska 68138
                                 (402) 331-4440
   (Address and telephone number of registrant's principal executive offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

  Securities Act registration statement file number to which this form relates:
                           333-86629 and 333-86629-01

        Securities to be registered pursuant to Section 12(g) of the Act:
                                  Common Stock
                                (title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Descriptions and terms of the Registrant's securities being registered in this Form 8-A are incorporated herein by reference to the sections entitled "Principal Shareholders", "Description of Common Stock" and "Shares are not Eligible for Future Sale" in the prospectus filed with the Securities and Exchange Commission on September 7,


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1999, as part of the Company's Registration Statement on Form S-1 (SEC
Registration No. 333-86629), as amended (the "1933 Act Registration
Statement").

ITEM 2.  EXHIBITS.

         The following is a complete list of Exhibits filed as part of the 1933 Act Registration Statement and which are incorporated herein by reference.

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          4.1  Certificate of Professional Veterinary Products, Ltd.

          4.2 Article V of the Articles of Incorporation of Professional Veterinary Products, Ltd., which defines the rights of holders of the securities being registered.

          4.3 Article II of the Bylaws of Professional Veterinary Products, Ltd., which defines the rights of holders of the securities being registered.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    December 20, 1999           By: /s/  Dr. Lionel L. Reilly
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                                         Dr. Lionel L. Reilly, President